EXHIBIT 4.7 (ii)

SUBSCRIPTION AGREEMENT

Subject to the terms and conditions hereinafter set forth, the undersigned (the "Subscriber"), hereby subscribes and purchases the securities of SUNRISE U.S.A. INCORPORATED ("USA" or the "Company") a Nevada corporation, as follows:

USA Securities Subscribed For:

16,000,000	Shares of USA common stock $0.01 par value (the "Shares")
----------

1.	A purchaser of USA Securities will be unable to resell them unless they are registered pursuant to a current registration statement and qualified for sale in jurisdictions in which the holder resides or an exemption from such registration and/or qualification exists in each jurisdiction. (Further see paragraph 9 hereto).

2.	The undersigned hereby represents that he has been furnished by the
Company with the Company's financial statements for the period 1999-2000, and with all information regarding the Company which the Subscriber has or had requested or desires or desired to know. Additional information may be requested from the Company in writing or by oral request made to the Company at the address or telephone number set forth below.

3.	Except as provided by applicable state securities ("Blue Sky") laws, the
Subscriber does not have the right to withdraw or revoke his subscription unless it has not been accepted by the final closing date. If this subscription is rejected, the securities representing all of the Subscriber's subscription payments will be promptly returned and this Agreement will be deemed canceled and of no further force and effect.

4.	AN INVESTMENT IN THE SECURITIES OF THE COMPANY HEREBY INVOLVES A HIGH
DEGREE OF RISK, RESTRICTED TRANSFERABILITY AND SUBSTANTIAL DILUTION. ACCORDINGLY, THESE SECURITIES SHOULD BE PURCHASED ONLY BY THOSE PERSONS WHO CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT, PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT SHOULD CAREFULLY CONSIDER, AMONG OTHERS, THE FOLLOWING RISK FACTORS IN MAKING AN INVESTMENT IN THE COMPANY. The fact that certain risks are discussed herein does not mean there are not other material risks of which a purchaser should be aware. The undersigned purchaser hereby acknowledges that he or she is aware that:

	(a)	NEITHER THE SECURITIES AND EXCHANGE COMMISSION (the "SEC") NOR
ANY STATE AGENCY HAS PASSED ON THE ADQEQUACY OR ACCURACY OF THIS AGREEMENT NOR MADE ANY FINDING OR DETERMINATION AS TO THE FAIRNESS OF THIS INVESTMENT ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	(b)	None of the securities of USA offered hereby have been
registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state, and will be distributed and sold by USA in reliance on exemptions from the registration requirements of these laws, including, but not limited to, Sections 4(2) and 4(6) of the Securities Act and/or Regulation D promulgated thereunder ("Regulation D"), and that reliance on such exemption is based, in part, upon the securities USA hereunder are being purchased by persons who are either "accredited investors" as such term is defined in Rule 501 of Regulation D or who otherwise qualify as a non-accredited investor in accordance with such rules and regulations.

	(c)	An investment in the Company depends upon the undersigned's
particular circumstances. No information concerning the Company other than that contained herein or therein has been provided to subscribers. The information presented herein and therein is not complete. Subscribers are cautioned not to construe this Subscription Agreement, the accompanying documents or any prior or subsequent communications as constituting investment, legal, tax or accounting advice. AN INVESTOR SHOULD CONFER WITH AND RELY ON HIS OWN INVESTMENT AND TAX ADVISORS AS TO THE SUBSTANTIAL RISKS INHERENT IN AN INVESTMENT HEREIN AND THE TAX CONSEQUENCES TO HIM AS A RESULT OF HIS INVESTMENT. THE COMPANY AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND REPRESENTATIVES MAKE NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE COMPANY EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN THE OFFERING DOCUMENTS.

	(d)	This Subscription Agreement does not constitute an offer to
 sell or a solicitation of an offer to buy any of the USA Securities to anyone in any state or in any other jurisdiction in which an offer or solicitation is not authorized.

	(e)	The Company will provide additional information, if such is
reasonably available, which a Subscriber or his representative may request for the purpose of evaluating the merits and risks of this subscription including any such information, if available, as would be included in a registration statement. The Company will also provide each Subscriber or his representative with an opportunity to meet and confer with its principals regarding all aspects of the Company's business. No offering literature or advertising in any form is being employed in the subscription except for this Subscription Agreement and the accompanying documents. No person is authorized to give any information or to make any representation not contained in this Subscription Agreement or the accompanying documents. Any representation not contained herein or therein must not be relied upon as having been authorized by the Company or its officers. Any distribution or reproduction of this Subscription Agreement or of the accompanying documents, in whole or part, or the divulgence of any of their contents, without the prior written consent of the Company, is prohibited.

	(f)	An investment in the Company is an illiquid investment.  In
particular, the undersigned recognizes that: the undersigned must bear the economic risk of investment in the Company for an indefinite period of time since the USA Securities have not been registered under the Securities Act, and, therefore, cannot be sold unless either they are subsequently registered under the Securities Act or an exemption from such registration is available and a favorable opinion of counsel for the Company to such effect is obtained.

The Company may place a legend on the certificates evidencing the USA Securities stating that they have not been registered under the Securities Act and setting forth or referring to the restriction on the sale, transfer or disposition thereof. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the sale, transfer, or disposition of the USA Securities.

5.	The undersigned represents and warrants to the Company that:

	(a)	The undersigned has reviewed this Subscription Agreement and the accompanying documents, in connection with deciding to acquire the USA
Securities.

	(b)	The undersigned or the undersigned's duly appointed and
qualified investment advisor has the requisite knowledge and experience in financial and business matters for properly evaluating the merits and risks of investment in the Company and of making an informed investment decision. The undersigned acknowledges that he also has significant prior investment experience; including investment in non-registered securities and that he recognizes the highly speculative nature of this investment.

	(c)	The undersigned has evaluated the risks of receiving the USA
Securities as consideration for the amount invested in the Company.

	(d)	The undersigned has sufficient available financial resources to provide adequately for his current needs, including possible personal contingencies, and can bear the economic risk of a complete loss of his investment hereunder without materially affecting his financial condition.

	(e)	The undersigned understands that the Company's operations are subject to all the risks inherent in financing the operations of a new business; the Company is, accordingly, subject to numerous risks; and the USA Securities are, therefore, a speculative investment which involves a high degree of risk of loss, including the potential loss of his entire investment in the Company.

	(f)	The undersigned has been given the opportunity to ask questions of the Company concerning the financial condition of the Company and to obtain additional information necessary to verify the accuracy of the information, as the undersigned desires.

	(g)	The undersigned is familiar with the financial condition and prospects of the business of the Company, has reviewed the Company's and its most recent financial statements, has been furnished any materials relating to the Company and its activities, the offering of the USA Securities or anything set forth in the Subscription Agreement which he has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representation or information set forth in the Subscription Agreement.

	(h)	The Company, its officers, directors and employees have answered all inquiries that the undersigned has put to them concerning the Company and its activities and this subscription.

	(i)	The undersigned has not been furnished any literature other than this Subscription Agreement and the accompanying documents and the undersigned has relied only on the information contained herein, in the accompanying and the information furnished or made available to him by the Company as described here inabove. Furthermore, as set forth above, no representations or warranties have been made to the undersigned, or to his advisors, by the Company, or its officers, directors, employees or representatives with respect to the business of the Company, and/or the economic, tax or any other aspects or consequences of a purchase of the USA Securities and that the undersigned has not relied upon any information concerning this subscription, written or oral, other than contained in this Subscription Agreement and the accompanying documents, or provided by the Company upon request.

	(j)	The undersigned is relying upon his own counsel, accountant, business advisor(s) and/or others, concerning legal, tax, business and related aspects of his subscription hereunder and his investment in the Company.

	(k)	The undersigned understands (i) the Company's financial and
operating history is set forth in the Company's financial statements (ii) that the USA Securities are speculative investments which involve a high degree of risk, and (iii) that the Company, its officers, directors, and employees, and their affiliates may perform services on behalf of the Company and may receive substantial fees, distributions, and compensation for performing these services.

	(l)	The undersigned understands that the USA Securities have not been registered under the Securities Act or under any applicable Blue Sky law, and agrees that the USA Securities may not be sold, USA for sale, transferred, pledged, hypothecated, or otherwise disposed of except in compliance with the Securities Act and any applicable state securities laws or pursuant to an acceptable and proper exemption therefrom, and that the USA Securities will bear an appropriate legend setting forth these restrictions. The undersigned further understands and acknowledges that the undersigned has been advised that the Company has no obligation to cause the USA Securities to be registered under any other provision of the Securities Act or any other applicable Blue Sky laws or to comply with any exemption under the Securities Act or any Blue Sky law that would permit the USA Securities to be sold by the undersigned. The undersigned understands the legal consequences of the foregoing to mean that the undersigned must bear the economic risk of an investment in the USA Securities for an indefinite period of time.

	(m)	The undersigned understands that the neither this Subscription
Agreement nor the accompanying documents have not been approved or disapproved by the SEC or any state securities commission, nor has any such commission passed upon the accuracy or adequacy of the such documents or the fairness of this subscription. Any representation to the contrary is unlawful.

	(n)	Except as otherwise set forth below, the undersigned is not (i)
a person who is a citizen of a country other than the United States, (ii) an entity organized under the laws of a government other than the government of the United States or any of its states, territories or possessions, (iii) a government other than the government of the United States or any of its states, territories or possessions or (iv) a representative of, or an individual or entity controlled by any of the foregoing (collectively, an "Alien"), and the undersigned hereby agrees not to transfer, assign, hypothecate or otherwise dispose of the USA Securities to any Alien.

	(o)	The undersigned is acquiring the USA Securities for which he hereby subscribes for his own account, as principal, and no other person has a direct or indirect beneficial interest in the USA Securities. The undersigned agrees that he will not sell, transfer or otherwise dispose of any of the USA Securities unless they are registered under the Securities Act or unless an exemption from such registration is available.

	(p)	The undersigned is not directly or indirectly in any way
affiliated with any entity that is a competitor of the Company, exclusive of an equity ownership of not more than 2% in any publicly owned company.

	(q)	All of the information which the undersigned has furnished to the Company with respect to his financial position and business experience, and all representations provided by the undersigned, are correct and complete as of the date of this Agreement, and the undersigned covenants that until the closing on the USA Securities subscribed for, he shall inform the Company of any changes in the representations provided by the undersigned hereunder.

	(r)	The address set forth below is the undersigned's correct home address or, if he is other than an individual, the correct address of the undersigned's principal office and he has no present intention of changing such address. If an individual, he is at least 21 years old.

	(s)	The undersigned hereby authorizes the Company to call his bank and/or place of employment or otherwise inquire regarding his financial standing.

	(t)	The undersigned's overall commitment to investments which are not readily marketable is not disproportionate to his net worth and his investment in the USA Securities will not cause such overall commitment to become excessive. If he is a Massachusetts resident, the undersigned certifies that his proposed investment in the Company does not exceed 25% of his net worth, which includes the net worth of his spouse, excluding his residence and furnishings therein.

	(u)	If the undersigned is a corporation, partnership, trust or other entity, (i) it is authorized and qualified to become a stockholder in, and authorized to make its investment in, the Company; (ii) in the event all of its equity owners are not accredited investors, it has not been formed for the purpose of acquiring any interest in the Company, has been in existence for more than 90 days prior to the date hereof, and on a consolidated basis, it meets the net worth requirements for qualifying as an accredited investor, as indicated by its most recent financial statement; and (iii) the person signing this Subscription Agreement on behalf of such entity has been authorized to do so.

	(v)	The undersigned acknowledged that the offer and sale of the USA
Securities is intended to be exempt from registration under the securities laws of certain states. If he resides in any of the following states, he has noted the language below, which he understands is required to be included in this Agreement by the securities laws of those states:

Indiana. The undersigned hereby acknowledges that the USA Securities have not been registered under Section 23-2-1-3 of the Indiana Blue Sky Laws and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that the USA Securities will not be transferred or resold without registration under such Laws or exemption therefrom.

Connecticut. The undersigned hereby acknowledges that the USA Securities have not been registered under Section 36-485 of the Connecticut Uniform Securities Act, as amended and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that the USA Securities will not be transferred or resold without registration under such Act or exemption therefrom.

Texas. The undersigned hereby acknowledges that the USA Securities have not been registered under any state securities law and cannot be transferred or resold unless they are subsequently registered under applicable securities laws or exempt therefrom.

Utah. The undersigned hereby acknowledges that the USA Securities have not been registered under Utah Uniform USA Securities Act, as amended, and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that the USA Securities will not be transferred or resold without registration under such Laws or exemption therefrom.

Washington. The undersigned hereby acknowledges that the USA Securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and the applicable state securities laws, pursuant to registration or exemption therefrom. The undersigned further acknowledges that the undersigned must bear the financial risks of this investment for an indefinite period of time.

New York. The undersigned hereby acknowledges that the USA Securities have not been registered under Section 359-e of the New York Blue Sky Laws and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that the USA Securities will not be transferred or resold without registration under such Laws or exemption therefrom.

New Jersey. The undersigned hereby acknowledges that the USA Securities have not been registered under Section 49:3-56 of the New Jersey Blue Sky Laws and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that the USA Securities will not be transferred or resold without registration under such Laws or exemption therefrom.

Georgia. The undersigned hereby acknowledges that the USA Securities have not been registered under Section 10-5-5 of the Georgia Blue Sky Laws and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that the USA Securities will not be transferred or resold without registration under such Laws or exemption therefrom.

Pennsylvania. The undersigned hereby acknowledges that the USA Securities have not been registered under Section 201 of the Pennsylvania Blue Sky Laws and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that the USA Securities will not be transferred or resold without registration under such Laws or exemption therefrom. Furthermore, the undersigned acknowledges that he is aware of his right, pursuant to Sec. 207(m)(2) to withdraw his acceptance without incurring any liability to the seller within two (2) business days from the date of receipt by the issuer of his written binding contract of purchase.

Illinois. The undersigned hereby acknowledges that the USA Securities have not been registered under Section 5 of the Illinois Blue Sky Laws and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that the USA Securities will not be transferred or resold without registration under such Laws or exemption therefrom.

Florida. The undersigned hereby acknowledges that the USA Securities have not been registered under Section 517.07 of the Florida Blue Sky Laws and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that the USA Securities will not be transferred or resold without registration under such Laws or exemption therefrom.

California. The undersigned hereby acknowledges that the USA Securities have not been registered under Section 25110 of the California Blue Sky Laws and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that the USA Securities will not be transferred or resold without registration under such Laws or exemption therefrom.

Maryland. The undersigned hereby acknowledges that the USA Securities have not been registered under Section 11-501 of the Maryland Blue Sky Laws and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that the USA Securities will not be transferred or resold without registration under such Laws or exemption therefrom.

	(w)	The foregoing representations, warranties, agreements,
undertakings, and acknowledgments are made by the undersigned with the intent that they be relied upon in determining the Undersigned's suitability as a subscriber of USA Securities, and the undersigned agrees that those representations, warranties, agreements, undertakings, and acknowledgments shall survive the undersigned's admission as a USA Security holder of the Company. In addition, the undersigned undertakes to notify the Company immediately of any change in any representation, warranty, or other information relating to the undersigned set forth in this Subscription Agreement.

6.	The undersigned's representations and warranties in paragraph 5 hereof shall survive the delivery of this Subscription Agreement, the issuance and delivery of the USA Securities. The undersigned agrees to hold the Company and the Company's directors, officers, employees, agents, counsel and controlling persons (and their respective heirs, representatives, successors and assigns) harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any breach by the undersigned of any such representations and warranties, or as a result of any sale or distribution by the undersigned of the USA Securities in violation of any securities laws.

7.	The undersigned agrees that he cannot cancel, terminate or revoke this
Subscription Agreement or any of this agreements provisions hereunder, that this Subscription Agreement is not transferable or assignable by the undersigned, and that, if he is an individual, this Subscription Agreement shall survive his death or disability, except as provided by any applicable Blue Sky laws.

8.	If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the representations and warranties herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors and assigns.

9.	Registration Rights.

	(a)	Right to Piggyback.  If The Company or its successor proposes to register any of its securities under the Securities Act on any registration form (otherwise than for the registration of securities to be USA and sold by The Company pursuant to (i) an employee benefit plan or any registration of any securities using SEC Form S-8, (ii) a dividend or interest reinvestment plan,
(iii) other similar plans or (iv) reclassification of securities, mergers, consolidations and acquisitions of assets) permitting a secondary offering or distribution, not less than 90 days prior to each such registration, the Company shall give the Subscriber written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of a subscriber to the USA Securities (a "USA Subscriber") furnished within 30 days after the date of any such notice, proceed to include in such registration his or her shares of USA common stock (the "Piggy-Back Shares") as have been requested by a USA Subscriber to be included in such registration. The requesting USA Subscriber shall in his or her request describe briefly the proposed disposition of such Piggy-Back Shares. The Company will in each instance use its best efforts to cause all such Piggy-Back Shares to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by the USA Subscriber, all to the extent necessary to permit the sale or other disposition thereof (in the manner stated in such request) by such USA Subscriber.

	(b)	Limitation.  If the managing underwriter, who shall be selected by The Company advises The Company in writing that, in its opinion, the inclusion of the Piggy-Back Shares with the securities being registered by the Company would materially adversely affect the distribution of all such securities, then the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the Piggy-Back Shares requested to be included in such registration, pro rata among the USA Subscriber's.

	(c)	Selection of Underwriter; Participation in Underwritten
Registrations. For inclusion of Piggy-Back Shares in any registration of securities by the Company a requesting USA Subscriber will be required to accept the selection of an underwriter by the Company and will be required to execute an underwriting agreement with such underwriter that is in customary form. No USA Subscriber may participate in any registration hereunder which is underwritten unless such USA Subscriber (i) agrees to sell his Piggy-Back
Shares on the basis provided in any underwriting arrangements approved by the Company, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Piggy-Back Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding the USA Subscriber and the USA Subscriber's intended method of distribution.

	(d)	Withdrawal of Registration.  Nothing in this Agreement shall be deemed to require The Company to proceed with any registration of its securities after giving the notice as provided herein; provided, however, that the Company shall pay all expenses incurred pursuant to such notice.

	(e)	Registration and Qualification Procedures.  Whenever the Company
is required by the provisions of this Subscription Agreement to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as is practicable prepare and file with the SEC a registration statement with respect to such Piggy-Back Shares and shall reasonably cooperate with each USA Subscriber whose Piggy-Back Shares are to be included therein and shall use its reasonable best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as the USA Subscriber shall reasonably request, and do such other reasonable acts and things as may be required of it to enable the USA Subscriber to conclude the sale or other disposition in such jurisdictions of the Piggy-Back Shares owned by him or her; provided, however, that the Company shall not be required to (a) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdiction, (b) subject itself to any material taxation in any such jurisdiction, or (iii) qualify as a dealer in securities.

	(f)	Registration  Expenses.  If The Company is required by the
provisions of this Section to use its best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any of the Piggy-Back Shares, the Company shall pay all expenses in connection therewith, including (i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, (v) expenses of
any special audits   incident to or required by any such registration or
qualification, and (vi) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, the Company shall not be liable for (1) any discounts or commissions to any underwriter attributable to Piggy-Back Shares being sold; (2) any stock transfer taxes incurred in respect of the Piggy-Back Shares being sold; or (3) the legal fees of any USA Subscriber.

10.	Miscellaneous.

	(a)	All notices or other communications given or made hereunder
shall be in writing and shall be delivered by hand, against written receipt, or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at his address set forth below and to the Company at their address set forth above. Notices shall be deemed given on the date of receipt or, if mailed, three business days after mailing, except notices of change of address, which shall be deemed given when received.

	(b)	Notwithstanding the place where this Agreement may be executed by the undersigned or the Company, they agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws.

	(c)	This Agreement constitutes the entire agreement between the
undersigned and the Company with respect to the subject matter hereof and may be amended only by a writing executed by each of them.

        (d)	This Agreement shall be binding upon and inure to the benefit of each of the undersigned and the Company and their respective heirs, legal representatives, successors and assigns.

        (e)	In order to discourage frivolous claims, the undersigned and the
Company agree that, unless the party who is a claimant succeeds in obtaining a judgment against the other in an action or proceeding, the other shall be entitled to recover all of their legal costs and expenses relating to such action or proceeding and/or incurred in the preparation therefor.

(f)	The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

	(g)	The waiver by either the undersigned or the Company of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach of any provision of this Agreement.

	(h)	The undersigned and the Company agree to execute and deliver all further documents, agreements and instruments and to take such further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

	(i)	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

	(j)	References in this Agreement to the pronouns "him", "he" and
"his" are not intended to convey the masculine gender and are employed in a generic sense and apply equally to the male and female genders or to an entity.


(Remainder of this page intentionally left blank)




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11.	The undersigned is delivering herewith: (i) the securities as first described above in the amount of the subscription; (ii) one copy of the Investor Questionnaire, completed, dated and signed by the Investor; and (iii) two signed copies of this Subscription Agreement, one of which will be countersigned by the Company and returned to the undersigned. The undersigned has signed this Subscription Agreement as of the date indicated below.

Dated:	March 31st. 2003
      ----------------------

/S/ CHRIS GIORDANO
-----------------------                  ---------------------------------
Signature of subscriber		         Signature of spouse, joint tenant,
	                                 Tenant in common or other signature,
	                                 if required
Chris Giordano
--------------------------------	 ----------------------------------
Type or print name of subscriber	 Type or print name of spouse, joint
		                         Tenant, tenant in common or other
(973) 785 7772		                 signer
------------------------------
Telephone number of subscriber

232 Overmount Ave # 18
------------------------------           --------------------------------------
Address of subscriber		         Address of spouse, joint tenant, tenant
					 in common or other signer
West Paterson   NJ         07424
--------------------------------
City          State      Zip Code

-----------------------------------     ----------------------------------------
Social security or taxpayer 		Social security or taxpayer
identification number of subscriber	identification number of other signatory

-----	 	Is an Alien as defined in
Yes		Paragraph 5(o) above

Subscription Accepted:

SUNRISE U.S.A. INCORPORATED.


By:  /S/ OMAR BARRIENTOS
   --------------------------
            Title

Dated:	March 31st. 2003
      ------------------------------